EXHIBIT 99.1
Purchase, New York       Telephone: 914-253-2000       www.pepsico.com

Contacts:	Investor	Media
	Lynn A. Tyson	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Manager, Media Bureau
	914-253-3035	914-253-3941
	email: Lynn.Tyson@pepsico.com	email: Jeff.Dahncke@pepsico.com
PepsiCo Delivers Solid Second-Quarter Revenue and EPS Performance;
First-Half Reported EPS Grew 5 Percent;
First-Half Core Constant Currency* EPS Grew 7 Percent
Q2 Financial Highlights
•	Reported net revenue grew 40 percent; constant currency net revenue rose 37 percent

•	Reported net income down 3 percent; core constant currency net income up 11 percent

•	Reported EPS declined 7 percent to $0.98, core EPS grew 8 percent to $1.10, core constant currency EPS grew 7 percent to $1.09

•	Year-to-date cash flow from operations was $2.4 billion, up 64 percent; management operating cash flow, excluding certain items, rose 26 percent to $2.2 billion

•	Company affirms core constant currency EPS growth target of 11 to 13 percent for fiscal 2010
PURCHASE, N.Y., July 20 /PRNewswire-FirstCall/ — PepsiCo, Inc. (NYSE: PEP) today reported solid top- and bottom-line results for the second quarter of 2010, driven by the acquisition of its two anchor bottlers, broad-based gains across its snack and beverage portfolio in key international markets, disciplined investments in strategic initiatives and prudent cost controls.
“We posted a solid second quarter, exceeding our core constant currency EPS growth target for the first half of the year,” said PepsiCo Chairman and CEO Indra Nooyi. “Our results reflect our ability to generate sustainable growth across a global snack and beverage portfolio despite continued macroeconomic challenges. In line with our plan, our bottler integration is on track and unlocking opportunities and efficiencies. We continue to make investments in near- and long-term opportunities across both our developed and emerging markets, and I’m very pleased that we’ve taken a disciplined approach to our activities in North America. All of these things give us confidence that we can generate strong, sustainable growth in the second half of 2010 and beyond.”

*	Please refer to the Glossary for definitions of constant currency and core. Core results and core constant currency results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

PepsiCo Chief Financial Officer Hugh Johnston said: “We are benefiting from both the acquisition of our anchor bottlers earlier this year and from improving trends across our global business. As planned, we have stepped up incremental investments around the world to capitalize on untapped consumer demand, including investments in marketplace infrastructure to support both our expanding China beverage business and innovation across our global snacks portfolio. We remain confident in our ability to meet our full-year core constant currency EPS target of 11 to 13 percent.”

Summary of Second-Quarter 2010 Performance*
		Constant Currency*
			Core*		Core*
			Division		Division
			Operating		Operating	Operating
% Growth	Volume	Net Revenue	Profit	Net Revenue	Profit	Profit
PAF	(1)	2	2	4	3	3
FLNA	(3)	1	7	2	8	8
QFNA	(2)	(6)	(14)	(4)	(14)	(13)
LAF	2	6	(7)	12	(3)	(3)

PAB	13	112	80	112	76	54

Europe	2 / 10**	43	25	47	30	3

AMEA	16 / 8**	15	6	22	12	17

Total Divisions	1 / 11**	37	26	40	27	19

Total PepsiCo						12***

*	The above core results and core constant currency results are non-GAAP financial measures that exclude merger and integration costs associated with our acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS), inventory fair value adjustments recorded in connection with our acquisitions of PBG and PAS and certain restructuring actions in 2009. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

**	Snacks/Beverage.

***	The reported operating profit growth was impacted by items excluded from our core results in both 2010 and 2009, including restructuring costs in 2009, the net impact of mark-to-market gains/losses on hedges in both years, and, with respect to the bottling acquisitions in 2010, merger and integration costs and inventory fair value adjustments. Please refer to the Glossary for the definition of “Core”.

All references below to net revenue and core operating profit are on a constant currency basis.
In PepsiCo Americas Foods (PAF):
•	Frito-Lay North America (FLNA) delivered volume and top-line results in line with expectations as it overlapped the “20% More Free” promotion launched in the second quarter of 2009. Operating profit benefited from improved costs. FLNA gained salty-snack dollar share in measured channels and unit growth was up low-single-digits as trends improved in both convenience-and-gas store channel and food service vending accounts.

•	Quaker Foods North America (QFNA) posted declines in volume, net revenue and core operating profit largely driven by declines in ready-to-eat cereals. QFNA is making investments in innovation and value to refocus and extend the advantages for its hallmark health and wellness brand as PepsiCo seeks to expand its global “Good for You” portfolio of products.

•	Latin America Foods (LAF) delivered increases in volume and net revenue demonstrating solid consumer demand, while profits declined as the region navigated challenging macroeconomic conditions in Venezuela, higher commodity costs and a one-time legal settlement. LAF continues to make investments in both value and infrastructure which are expected to benefit operating results in the second half of the year.
PepsiCo Americas Beverages (PAB) volume, net revenue and operating profit results were driven by the favorable impact of the bottling acquisitions, improving sequential organic volume trends across the product portfolio and synergies.
•	Reported volume grew 13 percent, and volume in North America, excluding the incremental volume from our agreement with Dr Pepper Snapple Group, declined one percent — a 4.5 point sequential improvement versus the first quarter of 2010. Improvement in organic volume growth was driven by the successful launch of Gatorade’s G Series and Lipton ready-to-drink teas. Volume performance was weighed down by softness in the carbonated soft drink (CSD) category and the company’s focus on profitable growth in bottled water.
Europe volume, net revenue and operating profit growth were driven by improved sequential performance and broad-based gains across the region in both snacks and beverages, the favorable impact of the bottling acquisitions and successful implementation of growth and productivity initiatives.
•	Snack volume increased, driven primarily by strong commercial programs across most of Western Europe. Key initiatives included progress on portfolio transformation with the launch of Matutano Seeds in Iberia and the expansion of locally relevant products in key growth markets like Russia.

•	Reported beverage volume grew 10 percent, while volume excluding the impact of incremental brands related to our acquisitions of PBG and PAS increased four percent – a sequential improvement of nearly nine points from the first quarter of 2010. Consumer-centric commercial programs drove especially strong beverage share performance in key markets – specifically Russia, Turkey, Spain, the U.K. and Germany.

AMEA’s broad-based volume gains in both snacks and beverages drove strong top-line performance. As planned, core profit growth decelerated versus the first quarter of 2010 as the region made significant investments to expand its footprint in key growth markets such as China and India. A strong productivity agenda and tight cost controls helped to offset cost pressures. Acquisitions had a nominal impact on net revenue growth and a half-percentage-point unfavorable impact on profit growth.
•	Snack volume grew at a mid-teens rate — driven by double-digit growth in India, the Middle East and China — as the business focused on value, innovation and expanding its footprint. India had its highest volume month ever in May as it launched a local version of the highly successful “Do Us a Flavour” campaign which debuted in the U.K. last year. Acquisitions contributed four percentage points to volume growth.

•	Beverage volume grew at a high-single-digit rate, led by double-digit gains in India, Pakistan and Egypt. Volume was up low-single-digits in China as very strong growth in non-carbonated beverages more than offset a sluggish CSD market. The business gained CSD market share in China in the quarter.
Tax Rate
PepsiCo’s reported tax rate was 29.9 percent in the second quarter, versus 25.4 percent in the prior-year period. The increase in the rate was primarily driven by the resolution of certain tax matters in the prior year and the impact of the Patient Protection and Affordable Care Act (PPACA) in the current quarter. PepsiCo’s core tax rate was 28.9 percent for the second quarter. The company expects its full-year reported tax rate to be roughly 23 to 24 percent, which reflects a benefit of about 4 percentage points from non-core items.
Cash Flow
Year-to-date cash flow from operating activities was $2.4 billion. Management operating cash flow, which is net of capital expenditures, was $1.5 billion and included: $0.2 billion of merger and integration payments associated with our bottling acquisitions, $0.6 billion ($0.4 billion, net of tax) related to a discretionary contribution to PepsiCo’s pension funds, $28 million related to 2009 restructuring charges and $100 million ($64 million, net of tax) related to a donation to the PepsiCo Foundation. Management operating cash flow, excluding these items, was $2.2 billion.
In the third quarter the company plans to make a $600 million discretionary contribution to PepsiCo’s pension funds.
For the year, the company expects cash flow from operating activities to be about $7.9 billion and management operating cash flow, which is net of capital expenditures, to be about $4.3 billion, including: discretionary contributions to PepsiCo’s pension funds of $1.2 billion, about $0.4 billion of merger and integration payments associated with our bottling acquisitions, the $100 million donation to the Foundation, $28 million related to 2009 restructuring charges, about $200 million in capital investments related to the bottler integration, and about $600 million of cash tax benefits related to these items. Management operating cash flow, excluding these items, is expected to be approximately $5.6 billion. The company expects to invest about $3.6 billion in net capital spending in 2010.

Guidance
For fiscal 2010, the company is targeting an 11 to 13 percent growth rate for core constant currency EPS from its fiscal 2009 core EPS of $3.71. Based on current spot rates, foreign exchange translation would represent a one percentage point unfavorable impact on the company’s full-year, core EPS. As a result, growth in core EPS for the year is expected to be in the 10 to 12 percent range.
Synergies
The company is targeting pre-tax annualized synergies from the bottling acquisitions of approximately $400 million once fully implemented by 2012, with one-time costs of approximately $650 million to achieve these synergies. Of the approximate $650 million in costs, roughly $225 million is non-cash and represents the impact of the consolidation and rationalization of certain manufacturing assets. Synergies to be realized in 2010 are expected to total approximately $125 million to $150 million.
Uses of Cash
In the second quarter, the company repurchased $2.6 billion in common stock, or 39 million shares. The company also spent $739 million on dividends in the quarter. The company plans to make a $600 million discretionary contribution to PepsiCo’s pension funds in the third quarter, and it anticipates that share repurchases will total approximately $4.4 billion in 2010.
Impact of Venezuelan Devaluation
As of the beginning of the company’s 2010 fiscal year, Venezuela is accounted for under hyperinflationary accounting rules, and the functional currency of our Venezuelan entities has changed from the Bolivar to the U.S. dollar. Effective January 11, 2010, the Venezuelan government devalued the Bolivar by resetting the official exchange rate from 2.15 Bolivars per dollar to 4.3 Bolivars per dollar, with certain activities permitted to access an exchange rate of 2.6 Bolivars per dollar.
In 2010, the company expects that the majority of its Venezuelan foreign exchange transactions will be re-measured at the 4.3 exchange rate. As a result of the change to hyperinflationary accounting and the devaluation of the Bolivar, the company recorded a one-time net charge in the first quarter of 2010 of $120 million.
Please refer to the Glossary for more information about the items excluded from the company’s fiscal 2010 core constant currency EPS guidance.
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss second quarter results and the outlook for full-year 2010. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that each generates more than $1 billion in annual retail sales. Our main businesses — Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade — also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in more than 200 countries. With annualized revenues of nearly $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth, called Performance with Purpose. By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide. For more information, please visit www.pepsico.com.
Cautionary Statement
Statements in this release that are “forward-looking statements,” including PepsiCo’s 2010 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo’s ability to realize the anticipated cost savings and other benefits expected from the acquisitions of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc.; failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo’s credit rating resulting in an increase of its future borrowing costs.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “News & Events.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures. Second quarter 2009 core results exclude the commodity mark-to-market net gains included in corporate unallocated expenses of $100 million and restructuring charges of $11 million. Second quarter 2010 core results exclude the commodity mark-to-market net losses included in corporate unallocated expenses of $4 million, merger and integration charges associated with our PBG and PAS mergers of $155 million and certain fair value adjustments to acquired inventory in connection with our PBG and PAS mergers of $76 million. First-half 2009 core results exclude the commodity mark-to-market net gains included in corporate unallocated expenses of $162 million and restructuring charges of $36 million. First-half 2010 core results exclude the commodity mark-to-market net gains included in corporate unallocated expenses of $42 million, merger and integration charges associated with our PBG and PAS mergers of $467 million, as well as our share of PBG’s and PAS’s respective merger costs recorded in bottling equity income of $9 million, the gain on previously held equity interests in PBG and PAS of $958 million, certain fair value adjustments to acquired inventory in connection with our PBG and PAS mergers of $357 million, the one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela of $120 million, an asset write-off for SAP software of $145 million and a contribution to the Foundation of $100 million. Full-year 2010 core constant currency EPS guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges associated with our PBG and PAS mergers, including our share of PBG’s and PAS’s respective merger costs recorded in bottling equity income of $9 million, the gain on previously held equity interests in PBG and PAS of $958 million, certain fair value adjustments to acquired inventory in connection with our PBG and PAS mergers, the one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela of $120 million, an asset write-off for SAP software of $145 million and a contribution to the Foundation of $100 million. For more details and reconciliations of our 2010 and 2009 core and core constant currency results and full-year 2010 core constant currency EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.
Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension contributions in both 2010 and 2009, (2) restructuring payments in connection with our Productivity for Growth initiative in 2009, (3) acquisition and integration payments paid in 2010 in connection with our PBG and PAS acquisitions, (4) a contribution to The PepsiCo Foundation in 2010, and (5) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Pricing: The impact of list price changes and weight changes per package.
Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo Second Quarter 2010 Results
(unaudited)

	12 Weeks Ended 6/12/10			24 Weeks Ended 6/12/10
			Core Constant			Core Constant
	Reported	Core*	Currency* Growth	Reported	Core*	Currency* Growth
	Growth (%)	Growth (%)	(%)	Growth (%)	Growth (%)	(%)
Volume (Servings)	7	7		4.5	4.5
Net Revenue	40	40	37	28	28	26
Division Operating Profit	19	27	26	3.5	19	19
Total Operating Profit	12	28		(13)	21
Net Income Attributable to PepsiCo	(3)	12		9	11
Earnings per Share (EPS)	(7)	8	7	5	7	7

*	Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and exclude the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc., an asset write-off charge for SAP software and certain restructuring actions in 2009. Additionally, with respect to our acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS), core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2009. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-18 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/12/10	6/13/09	Change	6/12/10	6/13/09	Change
Net Revenue	$14,801	$10,592	40%	$24,169	$18,855	28%

Costs and Expenses
Cost of sales	6,745	4,881	38%	11,208	8,625	30%
Selling, general and administrative expenses	5,563	3,507	59%	9,612	6,428	50%
Amortization of intangible assets	32	14	128%	48	24	95%

Operating Profit	2,461	2,190	12%	3,301	3,778	(13)%

Bottling Equity Income	9	119	(93)%	718	144	398%
Interest Expense	(172)	(101)	70%	(326)	(199)	63%
Interest Income	2	28	(95)%	8	28	(73)%

Income before Income Taxes	2,300	2,236	3%	3,701	3,751	(1)%

Provision for Income Taxes	687	568	21%	654	942	(31)%

Net Income	1,613	1,668	(3)%	3,047	2,809	8%

Less: Net Income Attributable to Noncontrolling Interests	10	8	14%	14	14	(5)%

Net Income Attributable to PepsiCo	$1,603	$1,660	(3)%	$3,033	$2,795	9%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.98	$1.06	(7)%	$1.87	$1.78	5%
Average Shares Outstanding	1,634	1,572		1,620	1,571

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/12/10	6/13/09	Change	6/12/10	6/13/09	Change
Net Revenue

Frito-Lay North America	$3,195	$3,138	2%	$6,262	$6,138	2%
Quaker Foods North America	379	396	(4)%	859	881	(2.5)%
Latin America Foods	1,538	1,378	12%	2,521	2,245	12%

PepsiCo Americas Foods	5,112	4,912	4%	9,642	9,264	4%

PepsiCo Americas Beverages	5,548	2,618	112%	8,313	4,706	77%

Europe	2,416	1,642	47%	3,409	2,589	32%

Asia, Middle East & Africa	1,725	1,420	22%	2,805	2,296	22%

Total Net Revenue	$14,801	$10,592	40%	$24,169	$18,855	28%

Operating Profit

Frito-Lay North America	$845	$783	8%	$1,615	$1,480	9%
Quaker Foods North America	114	132	(13)%	267	307	(13)%
Latin America Foods	233	240	(3)%	378	404	(6)%

PepsiCo Americas Foods	1,192	1,155	3%	2,260	2,191	3%

PepsiCo Americas Beverages	952	618	54%	1,025	1,043	(2)%

Europe	266	257	3%	379	355	7%

Asia, Middle East & Africa	277	237	17%	437	373	17%

Division Operating Profit	2,687	2,267	19%	4,101	3,962	3.5%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	(4)	100	n/m	42	162	(74)%
PBG/PAS Merger and Integration Costs	(24)	—	n/m	(112)	—	n/m
Venezuela Currency Devaluation	—	—	—	(129)	—	n/m
Asset Write-Off for SAP Software	—	—	—	(145)	—	n/m
Foundation Contribution	—	—	—	(100)	—	n/m
Other	(198)	(177)	12%	(356)	(346)	3%

	(226)	(77)	193%	(800)	(184)	334%

Total Operating Profit	$2,461	$2,190	12%	$3,301	$3,778	(13)%

     n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	24 Weeks Ended
	6/12/10	6/13/09
	(unaudited)
Operating Activities
Net income	$3,047	$2,809
Depreciation and amortization	969	685
Stock-based compensation expense	119	108
2009 restructuring and impairment charges	—	36
Cash payments for 2009 restructuring charges	(28)	(160)
PBG/PAS merger and integration costs	476	—
Cash payments for PBG/PAS merger and integration costs	(209)	—
Gain on previously held equity interests in PBG and PAS	(958)	—
Asset write-off	145	—
Non-cash foreign exchange loss related to Venezuela devaluation	120	—
Excess tax benefits from share-based payment arrangements	(47)	(8)
Pension and retiree medical plan contributions	(694)	(1,088)
Pension and retiree medical plan expenses	248	192
Bottling equity income, net of dividends	42	(101)
Deferred income taxes and other tax charges and credits	186	4
Change in accounts and notes receivable	(994)	(489)
Change in inventories	40	(384)
Change in prepaid expenses and other current assets	(139)	(124)
Change in accounts payable and other current liabilities	(55)	(505)
Change in income taxes payable	337	669
Other, net	(163)	(152)

Net Cash Provided by Operating Activities	2,442	1,492

Investing Activities
Capital spending	(968)	(735)
Sales of property, plant and equipment	37	26
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	(2,833)	—
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	(900)	—
Other acquisitions and investments in noncontrolled affiliates	(34)	(120)
Divestitures	—	16
Short-term investments, net	(37)	17
Other investing, net	(10)	—

Net Cash Used for Investing Activities	(4,745)	(796)

Financing Activities
Proceeds from issuances of long-term debt	4,216	1,053
Payments of long-term debt	(26)	(151)
Short-term borrowings, net	3,341	(227)
Cash dividends paid	(1,451)	(1,331)
Share repurchases — common	(3,308)	—
Share repurchases — preferred	(2)	(3)
Proceeds from exercises of stock options	464	117
Excess tax benefits from share-based payment arrangements	47	8
Acquisition of noncontrolling interest in Lebedyansky from PBG	(159)	—
Other financing	(6)	—

Net Cash Provided by/(Used for) Financing Activities	3,116	(534)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(227)	(12)
Net Increase in Cash and Cash Equivalents	586	150

Cash and Cash Equivalents — Beginning of year	3,943	2,064
Cash and Cash Equivalents — End of period	$4,529	$2,214

Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	$4,451	$—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	6/12/10	12/26/09
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$4,529	$3,943
Short-term investments	225	192

Accounts and notes receivable, net	6,880	4,624

Inventories
Raw materials	1,725	1,274
Work-in-process	252	165
Finished goods	1,553	1,179

	3,530	2,618

Prepaid expenses and other current assets	1,579	1,194

Total Current Assets	16,743	12,571

Property, plant and equipment, net	18,396	12,671
Amortizable intangible assets, net	2,080	841

Goodwill	13,605	6,534
Other nonamortizable intangible assets	11,796	1,782

Nonamortizable Intangible Assets	25,401	8,316

Investments in noncontrolled affiliates	1,373	4,484
Other assets	1,081	965

Total Assets	$65,074	$39,848

Liabilities and Equity
Current Liabilities
Short-term obligations	$4,493	$464
Accounts payable and other current liabilities	9,843	8,127
Income taxes payable	236	165

Total Current Liabilities	14,572	8,756

Long-term debt obligations	19,586	7,400
Other liabilities	6,843	5,591
Deferred income taxes	4,159	659

Total Liabilities	45,160	22,406

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(147)	(145)

PepsiCo Common Shareholders’ Equity
Common stock	31	30
Capital in excess of par value	4,539	250
Retained earnings	35,328	33,805
Accumulated other comprehensive loss	(4,226)	(3,794)
Repurchased common stock	(15,940)	(13,383)

Total PepsiCo Common Shareholders’ Equity	19,732	16,908

Noncontrolling interests	288	638

Total Equity	19,914	17,442

Total Liabilities and Equity	$65,074	$39,848

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/12/10	6/13/09	6/12/10	6/13/09
Beginning Net Shares Outstanding	1,627	1,556	1,565	1,553
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	67	—
Options Exercised/Restricted Stock Units Converted	4	1	13	4
Shares Repurchased	(37)	—	(51)	—

Ending Net Shares Outstanding	1,594	1,557	1,594	1,557

Weighted Average Basic	1,608	1,557	1,595	1,556
Dilutive securities:
Options	20	11	20	11
Restricted Stock Units	5	3	4	3
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,634	1,572	1,620	1,571

Average Share Price for the period	$65.10	$51.42	$63.64	$51.13
Growth Versus Prior Year	27%	(26)%	24%	(27)%

Options Outstanding	119	114	116	115
Options in the Money	96	59	94	60
Dilutive Shares from Options	20	11	20	11
Dilutive Shares from Options as a % of Options in the Money	21%	19%	21%	18%

Average Exercise Price of Options in the Money	$49.67	$43.20	$48.78	$43.17

Restricted Stock Units Outstanding	10	6	8	6
Dilutive Shares from Restricted Stock Units	5	3	4	3

Average Intrinsic Value of Restricted Stock Units Outstanding*	$63.04	$61.04	$61.70	$61.06

*	Weighted-average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the 12 weeks ended June 12, 2010, we recognized $4 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 12, 2010, we recognized $42 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 and 24 weeks ended June 13, 2009, we recognized $100 million and $162 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 26, 2009, we recognized $274 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
PBG/PAS merger and integration charges
In the 12 weeks ended June 12, 2010, we incurred merger and integration charges of $155 million related to our acquisitions of PBG and PAS, including $103 million recorded in the PAB segment, $28 million recorded in the Europe segment and $24 million recorded in corporate unallocated expenses. In the 24 weeks ended June 12, 2010, we incurred merger and integration charges of $467 million related to our acquisitions of PBG and PAS, including $296 million recorded in the PAB segment, $29 million recorded in the Europe segment, $112 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges are being incurred to help create a more fully integrated supply chain and go-to-market business model, to improve the effectiveness and efficiency of the distribution of our brands and to enhance our revenue growth. These charges also include closing costs, one-time financing costs and advisory fees related to the acquisitions. In addition, in the 24 weeks ended June 12, 2010 we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income. In the year ended December 26, 2009, we incurred $50 million of costs associated with these acquisitions, as well as an additional $11 million of costs representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
2009 restructuring and impairment charges
As a result of our previously initiated Productivity for Growth program, in the 12 and 24 weeks ended June 13, 2009 we recorded $11 million and $36 million, respectively, of restructuring and impairment charges. The program includes actions in all segments of the business, including the closure of six plants that we believe will increase cost competitiveness across the supply chain, upgrade and streamline our product portfolio and simplify the organization for more effective and timely decision-making.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the 12 weeks ended June 12, 2010, we recorded $76 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $36 million recorded in the PAB segment and $40 million recorded in the Europe segment. In the 24 weeks ended June 12, 2010, we recorded $357 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $317 million recorded in the PAB segment and $40 million recorded in the Europe segment.
Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Asset write-off for SAP software
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
We are not able to reconcile our full-year projected 2010 core constant currency EPS to our full-year projected 2010 reported results because we are unable to predict the 2010 full-year impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts and as otherwise noted, unaudited)
Operating Profit Growth Reconciliation

	12 Weeks	24 Weeks
	Ended	Ended
	6/12/10	6/12/10
Division Operating Profit Growth	19%	3.5%
Impact of Corporate Unallocated	(7)	(16.5)

Reported Total Operating Profit Growth	12%	(13)%

Effective Tax Rate Reconciliation

	12 Weeks Ended
	6/12/10
	Pre-Tax		Effective
	Income	Income Taxes	Tax Rate
Reported Effective Tax Rate	$2,300	$(687)	29.9%
Mark-to-Market Net Losses	4	(1)
PBG/PAS Merger and Integration Charges	155	(36)
Inventory Fair Value Adjustments	76	(8)

Core Effective Tax Rate	$2,535	$(732)	28.9%

Net Income Attributable to PepsiCo Reconciliation

	12 Weeks Ended
	6/12/10	6/13/09	Growth
Reported Net Income Attributable to PepsiCo	$1,603	$1,660	(3)%
Mark-to-Market Net Losses/(Gains)	3	(65)
2009 Restructuring and Impairment Charges	—	10
PBG/PAS Merger and Integration Charges	119	—
Inventory Fair Value Adjustments	68	—

Core Net Income Attributable to PepsiCo	$1,793	$1,605	12%

Impact of Foreign Currency Translation			(1)

Core Constant Currency Net Income Attributable to PepsiCo			11%

Diluted EPS Reconciliation

52 Weeks
Ended
12/26/09
Reported Diluted EPS	$3.77
Mark-to-Market Net Gains	(0.11)
Restructuring and Impairment Charges	0.02
PBG/PAS Merger Costs	0.03

Core Diluted EPS	$3.71

Diluted EPS Reconciliation

	12 Weeks Ended
	6/12/10		6/13/09		Growth
Reported Diluted EPS	$0.98		$1.06		(7)%
Mark-to-Market Net Losses/(Gains)	—		(0.04)
2009 Restructuring and Impairment Charges	—		0.01
PBG/PAS Merger and Integration Charges	0.07		—
Inventory Fair Value Adjustments	0.04		—

Core Diluted EPS	1.10	*	1.02	*	8%
Impact of Foreign Currency Translation	(0.01)		—		(1)

Core Constant Currency Diluted EPS	$1.09		$1.02		7%

*	Does not sum due to rounding.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except as otherwise noted, unaudited)
Diluted EPS Reconciliation

	24 Weeks Ended
	6/12/10	6/13/09	Growth
Reported Diluted EPS	$1.87	$1.78	5%
Mark-to-Market Net Gains	(0.02)	(0.07)
2009 Restructuring and Impairment Charges	—	0.02
Gain on Previously Held Equity Interests	(0.60)	—
PBG/PAS Merger and Integration Charges	0.23	—
Inventory Fair Value Adjustments	0.19	—
Venezuela Currency Devaluation	0.07	—
Asset Write-Off for SAP Software	0.06	—
Foundation Contribution	0.04	—

Core Diluted EPS	$1.86 *	$1.73	7%

Impact of Foreign Currency Translation			—

Core Constant Currency Diluted EPS			7%

*	Does not sum due to rounding.
Net Cash Provided by Operating Activities Reconciliation

	24 Weeks	24 Weeks
	Ended	Ended
	6/12/10	6/13/09	Change
Net Cash Provided by Operating Activities	$2,442	$1,492	64%
Capital Spending	(968)	(735)
Sales of Property, Plant and Equipment	37	26

Management Operating Cash Flow	1,511	783	93%
Discretionary Pension Contributions (after-tax)	384	784
Payments Related to 2009 Restructuring Charges	28	160
PBG/PAS Merger and Integration Payments (after-tax)	184	—
Foundation Contribution (after-tax)	64	—

Management Operating Cash Flow Excluding above Items	$2,171	$1,727	26%

Net Cash Provided by Operating Activities Reconciliation (in whole dollars)

2010
Guidance
Net Cash Provided by Operating Activities	~$7.9	billion
Net Capital Spending	~(3.6	) billion

Management Operating Cash Flow	~4.3	billion
Payments Related to 2009 Restructuring Charges	0.03 billion
PBG/PAS Merger and Integration Payments	~0.4	billion
Foundation Contribution	0.1	billion
Discretionary Pension Contributions	1.2	billion
Capital Investments Related to the PBG/PAS Integration	~0.2	billion
Less: Cash Tax Benefits Related to the above Items	~(0.6	) billion

Management Operating Cash Flow Excluding above Items	~$5.6	* billion

*	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 24 Weeks Ended June 12, 2010
(in millions, except per share amounts, and unaudited)

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on previously							Core*
	12 Weeks	held equity		PBG/PAS merger			Venezuela	Commodity	12 Weeks
	Ended	interests in PBG	Inventory fair	and integration	Asset write-off	Foundation	currency	mark-to-market	Ended
	6/12/10	and PAS	value adjustments	charges	for SAP software	contribution	devaluation	net losses	6/12/10
Cost of sales	$6,745	$—	$(73)	$—	$—	$—	$—	$—	$6,672
Selling, general and administrative expenses	$5,563	$—	$(3)	$(155)	$—	$—	$—	$(4)	$5,401
Operating profit	$2,461	$—	$76	$155	$—	$—	$—	$4	$2,696
Provision for income taxes	$687	$—	$8	$36	$—	$—	$—	$1	$732
Net income attributable to PepsiCo	$1,603	$—	$68	$119	$—	$—	$—	$3	$1,793
Net income attributable to PepsiCo per common share — diluted	$0.98	$—	$0.04	$0.07	$—	$—	$—	$—	$1.10 **

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on previously							Core*
	24 Weeks	held equity		PBG/PAS merger			Venezuela	Commodity	24 Weeks
	Ended	interests in PBG	Inventory fair	and integration	Asset write-off	Foundation	currency	mark-to-market	Ended
	6/12/10	and PAS	value adjustments	charges	for SAP software	contribution	devaluation	net gains	6/12/10
Cost of sales	$11,208	$—	$(354)	$—	$—	$—	$—	$—	$10,854
Selling, general and administrative expenses	$9,612	$—	$(3)	$(437)	$(145)	$(100)	$(120)	$42	$8,849
Operating profit	$3,301	$—	$357	$437	$145	$100	$120	$(42)	$4,418
Bottling equity income/(loss)	$718	$(735)	$—	$9	$—	$—	$—	$—	$(8)
Interest expense	$(326)	$—	$—	$30	$—	$—	$—	$—	$(296)
Provision for income taxes	$654	$223	$49	$96	$53	$36	$—	$(16)	$1,095
Net income attributable to PepsiCo	$3,033	$(958)	$308	$380	$92	$64	$120	$(26)	$3,013
Net income attributable to PepsiCo per common share — diluted	$1.87	$(0.60)	$0.19	$0.23	$0.06	$0.04	$0.07	$(0.02)	$1.86 **

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 24 Weeks Ended June 13, 2009
(in millions, except per share amounts, and unaudited)

	GAAP			Non-GAAP
	Measure	Non-Core Adjustments		Measure
	Reported	2009		Core*
	12 Weeks	Restructuring and	Commodity	12 Weeks
	Ended	Impairment	mark-to-market	Ended
	6/13/09	Charges	net gains	6/13/09
Selling, general and administrative expenses	$3,507	$(11)	$100	$3,596
Operating profit	$2,190	$11	$(100)	$2,101
Provision for income taxes	$568	$1	$(35)	$534
Net income attributable to PepsiCo	$1,660	$10	$(65)	$1,605
Net income attributable to PepsiCo per common share — diluted	$1.06	$0.01	$(0.04)	$1.02 **

	GAAP			Non-GAAP
	Measure	Non-Core Adjustments		Measure
	Reported	2009		Core*
	24 Weeks	Restructuring and	Commodity	24 Weeks
	Ended	Impairment	mark-to-market	Ended
	6/13/09	Charges	net gains	6/13/09
Selling, general and administrative expenses	$6,428	$(36)	$162	$6,554
Operating profit	$3,778	$36	$(162)	$3,652
Provision for income taxes	$942	$7	$(57)	$892
Net income attributable to PepsiCo	$2,795	$29	$(105)	$2,719
Net income attributable to PepsiCo per common share — diluted	$1.78	$0.02	$(0.07)	$1.73

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 24 Weeks Ended June 12, 2010
(in millions and unaudited)

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	12 Weeks		PBG/PAS merger			Venezuela	Commodity	12 Weeks
	Ended	Inventory fair	and integration	Asset write-off for	Foundation	currency	mark-to-market	Ended
Operating Profit	6/12/10	value adjustments	charges	SAP software	contribution	devaluation	net losses	6/12/10

Frito-Lay North America	$845	$—	$—	$—	$—	$—	$—	$845
Quaker Foods North America	114	—	—	—	—	—	—	114
Latin America Foods	233	—	—	—	—	—	—	233

PepsiCo Americas Foods	1,192	—	—	—	—	—	—	1,192

PepsiCo Americas Beverages	952	36	103	—	—	—	—	1,091

Europe	266	40	28	—	—	—	—	334

Asia, Middle East & Africa	277	—	—	—	—	—	—	277

Division Operating Profit	2,687	76	131	—	—	—	—	2,894

Corporate Unallocated	(226)	—	24	—	—	—	4	(198)

Total Operating Profit	$2,461	$76	$155	$—	$—	$—	$4	$2,696

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	24 Weeks		PBG/PAS merger			Venezuela	Commodity	24 Weeks
	Ended	Inventory fair	and integration	Asset write-off for	Foundation	currency	mark-to-market	Ended
Operating Profit	6/12/10	value adjustments	charges	SAP software	contribution	devaluation	net gains	6/12/10

Frito-Lay North America	$1,615	$—	$—	$—	$—	$—	$—	$1,615
Quaker Foods North America	267	—	—	—	—	—	—	267
Latin America Foods	378	—	—	—	—	—	—	378

PepsiCo Americas Foods	2,260	—	—	—	—	—	—	2,260

PepsiCo Americas Beverages	1,025	317	296	—	—	(9)	—	1,629

Europe	379	40	29	—	—	—	—	448

Asia, Middle East & Africa	437	—	—	—	—	—	—	437

Division Operating Profit	4,101	357	325	—	—	(9)	—	4,774

Corporate Unallocated	(800)	—	112	145	100	129	(42)	(356)

Total Operating Profit	$3,301	$357	$437	$145	$100	$120	$(42)	$4,418

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules
A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 24 Weeks Ended June 13, 2009
(in millions and unaudited)

	GAAP			Non-GAAP
	Measure	Non-Core Adjustments		Measure
	Reported			Core*
	12 Weeks	2009 Restructuring	Commodity	12 Weeks
	Ended	and Impairment	mark-to-market	Ended
Operating Profit	6/13/09	Charges	net gains	6/13/09

Frito-Lay North America	$783	$—	$—	$783
Quaker Foods North America	132	—	—	132
Latin America Foods	240	—	—	240

PepsiCo Americas Foods	1,155	—	—	1,155

PepsiCo Americas Beverages	618	3	—	621

Europe	257	(2)	—	255

Asia, Middle East & Africa	237	10	—	247

Division Operating Profit	2,267	11	—	2,278

Corporate Unallocated	(77)	—	(100)	(177)

Total Operating Profit	$2,190	$11	$(100)	$2,101

	GAAP			Non-GAAP
	Measure	Non-Core Adjustments		Measure
	Reported			Core*
	24 Weeks	2009 Restructuring	Commodity	24 Weeks
	Ended	and Impairment	mark-to-market	Ended
Operating Profit	6/13/09	Charges	net gains	6/13/09

Frito-Lay North America	$1,480	$2	$—	$1,482
Quaker Foods North America	307	1	—	308
Latin America Foods	404	3	—	407

PepsiCo Americas Foods	2,191	6	—	2,197

PepsiCo Americas Beverages	1,043	16	—	1,059

Europe	355	1	—	356

Asia, Middle East & Africa	373	13	—	386

Division Operating Profit	3,962	36	—	3,998

Corporate Unallocated	(184)	—	(162)	(346)

Total Operating Profit	$3,778	$36	$(162)	$3,652

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules
A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks Ended
	6/12/10
	Net Revenue		Operating Profit
Frito-Lay North America
Reported Growth	2%		8%
2009 Restructuring and Impairment Charges	—		—

Core Growth	2		8
Impact of Foreign Currency Translation	(1)		(1)

Core Constant Currency Growth	1%		7%

Quaker Foods North America
Reported Growth	(4)%		(13)%
2009 Restructuring and Impairment Charges	—		—

Core Growth	(4)		(14	)**
Impact of Foreign Currency Translation	(1.5)		(1)

Core Constant Currency Growth	(6	)%**	(14	)%**

Latin America Foods
Reported Growth	12%		(3)%
2009 Restructuring and Impairment Charges	—		—

Core Growth	12		(3)
Impact of Foreign Currency Translation	(5)		(5)

Core Constant Currency Growth	6	%**	(7	)%**

PepsiCo Americas Foods
Reported Growth	4%		3%
2009 Restructuring and Impairment Charges	—		—

Core Growth	4		3
Impact of Foreign Currency Translation	(2)		(2)

Core Constant Currency Growth	2%		2	%**

PepsiCo Americas Beverages
Reported Growth	112%		54%
2009 Restructuring and Impairment Charges	—		(0.5)
PBG/PAS Merger and Integration Charges	—		17
Inventory Fair Value Adjustments	—		6

Core Growth	112		76	**
Impact of Foreign Currency Translation	—		4

Core Constant Currency Growth	112%		80%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks Ended
	6/12/10
	Net Revenue	Operating Profit
Europe
Reported Growth	47%	3%
2009 Restructuring and Impairment Charges	—	0.5
PBG/PAS Merger and Integration Charges	—	11
Inventory Fair Value Adjustments	—	15

Core Growth	47	30 **
Impact of Foreign Currency Translation	(4)	(5)

Core Constant Currency Growth	43%	25%

Asia, Middle East & Africa
Reported Growth	22%	17%
2009 Restructuring and Impairment Charges	—	(4)

Core Growth	22	12 **
Impact of Foreign Currency Translation	(6)	(6)

Core Constant Currency Growth	15%**	6%

Total Divisions
Reported Growth	40%	19%
2009 Restructuring and Impairment Charges	—	(0.5)
PBG/PAS Merger and Integration Charges	—	6
Inventory Fair Value Adjustments	—	3

Core Growth	40	27 **
Impact of Foreign Currency Translation	(2.5)	(1)

Core Constant Currency Growth	37%**	26%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	24 Weeks Ended
	6/12/10
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	2%	9%
2009 Restructuring and Impairment Charges	—	—

Core Growth	2	9
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	1%	8%

Quaker Foods North America
Reported Growth	(2.5)%	(13)%
2009 Restructuring and Impairment Charges	—	—

Core Growth	(2.5)	(13)
Impact of Foreign Currency Translation	(2)	(1)

Core Constant Currency Growth	(4)% **	(14)%

Latin America Foods
Reported Growth	12%	(6)%
2009 Restructuring and Impairment Charges	—	(1)

Core Growth	12	(7)
Impact of Foreign Currency Translation	(5)	—

Core Constant Currency Growth	7%	(7)%

PepsiCo Americas Foods
Reported Growth	4%	3%
2009 Restructuring and Impairment Charges	—	—

Core Growth	4	3
Impact of Foreign Currency Translation	(2)	(1)

Core Constant Currency Growth	2%	2%

PepsiCo Americas Beverages
Reported Growth	77%	(2)%
2009 Restructuring and Impairment Charges	—	(1.5)
PBG/PAS Merger and Integration Charges	—	28
Inventory Fair Value Adjustments	—	30
Venezuela Currency Devaluation	—	(1)

Core Growth	77	54 **
Impact of Foreign Currency Translation	—	4

Core Constant Currency Growth	76%**	58%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	24 Weeks Ended
	6/12/10
	Net Revenue	Operating Profit
Europe
Reported Growth	32%	7%
2009 Restructuring and Impairment Charges	—	—
PBG/PAS Merger and Integration Charges	—	8
Inventory Fair Value Adjustments	—	11

Core Growth	32	26
Impact of Foreign Currency Translation	(5)	(6)

Core Constant Currency Growth	26%**	19%**

Asia, Middle East & Africa
Reported Growth	22%	17%
2009 Restructuring and Impairment Charges	—	(3)

Core Growth	22	13 **
Impact of Foreign Currency Translation	(6)	(5)

Core Constant Currency Growth	16%	8%

Total Divisions
Reported Growth	28%	3.5%
2009 Restructuring and Impairment Charges	—	(1)
PBG/PAS Merger and Integration Charges	—	8
Inventory Fair Value Adjustments	—	9
Venezuela Currency Devaluation	—	—

Core Growth	28	19 **
Impact of Foreign Currency Translation	(3)	—

Core Constant Currency Growth	26%**	19%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.